                                                                   EXHIBIT 99.1

            DESCRIPTION OF 2004 SOLUTIA ANNUAL INCENTIVE PROGRAM

This document summarizes the 2004 Solutia Annual Incentive Program ("Program").

INCENTIVE FUNDING

Solutia is organized along business lines in order to place emphasis on the performance of each individual division. Incentive programs are aligned with this structure. For 2004, the size of the incentive pool for those assigned to business divisions will be based on the achievement of specific business objectives. For employees assigned to "core" areas, overall enterprise performance determines the size of the incentive pool. Unlike the 2003 incentive program, there IS NOT a threshold level of corporate performance that must be met in order for the incentive program to fund.

The performance metrics that will determine the size of the incentive pool for each core unit are free cash use and enterprise cost reduction. For each business unit, the metrics include one or two of the following metrics:
EBIT, cost reduction, free cash flow, and EBITDA. For each of these metrics, dollar amounts have been established that must be attained for funding of the Program from 0.5x (75% of Plan) to 2.0x (150% of Plan).

DEFINITIONS OF MEASURES

For the purposes of the Program the performance measures have the following meaning:

"EBIT" means, with respect to any specified entity for any period, consolidated net income (loss) of such specified entity and its subsidiaries for such period, determined on a consolidated basis and in accordance with GAAP, excluding (without duplication), to the extent deducted in determining consolidated net income (loss) (a) any extraordinary or non-recurring or non-cash gains or losses or gains or losses from dispositions, (b) restructuring charges, and (c) effects of discontinued operations, plus (without duplication), in accordance with GAAP and to the extent deducted in determining consolidated net income (loss), (i) interest expense, (ii) income tax expense, and (iii) reorganization items.

"EBITDA" means, with respect to any specified entity (i.e., Pharmaceutical Services) for any period, EBIT plus, in accordance with GAAP, (i) depreciation expense, and (ii) amortization expense excluding amortization of deferred credits.

"FREE CASH FLOW" or "FREE CASH USE" means, with respect to any specified entity for any period, the cash flow provided by (used in) continued operations of such specified entity and its subsidiaries for such period, determined on a consolidated basis, in accordance with GAAP and subject to historical internal reporting standards, less Capital Expenditures.


"CAPITAL EXPENDITURES" means, with respect to any specified entity for any period, the aggregate of all expenditures by such specified entity and its subsidiaries during such period that in accordance with GAAP; provided, that the term "Capital Expenditure" shall not include (a) expenditures made in connection with the replacement, substitution or restoration of assets or the purchase of any other assets used or useful in the business of such specified entity (i) to the extent financed from insurance proceeds paid on account of the loss of or damage to the assets of any such specified entity or its subsidiaries or (ii) with awards of compensation arising from the taking by eminent domain or condemnation of the assets of any such specified entity or its subsidiaries, (b) the purchase price of equipment that is purchased simultaneously with the trade-in of existing equipment to the extent that the gross amount of such purchase price is reduced by the credit granted by the seller of such equipment for the equipment being traded in at such time, (c) acquisitions, or (d) capital lease obligations paid or payable during such period.

"COST REDUCTION" means, with respect to any specified entity for any period, savings achieved from specified initiatives.

INCENTIVE AWARD DETERMINATION

The fundamental process follows these five steps:

1) Incentive pool is funded based on division/enterprise performance.

2) Incentive pool is allocated to division/corporate functional units and manufacturing sites based on performance to goals as determined by division/corporate management.

3) Managers make individual award recommendations based on the available pool and individual performance to goals.

4) Division/Corporate senior management approves recommendations.

5) Solutia's Executive Compensation and Development Committee (the Committee) gives final approval.

Actual awards will be paid out based on a combination of unit and individual performance. Seventy-five percent of each employee's allocated amount (individual target times unit factor) will be paid to recognize unit performance. The remaining twenty-five percent will provide management with a pool to recognize individual performance.

Note: Management reserves the right to make no award to individuals who exhibit below standard performance, incidents of misconduct, etc.


In cases where an individual is assigned to a specific division, but also supports other divisions, the incentive funding will be based on the
                                        -------
following rules:

     o Employees who support a division 50% or more of the time will receive that division's incentive factor.

     o Employees who support two divisions equally will receive an average of the two divisions' incentive factors.

     o Employees who support multiple divisions (and aren't covered by the above) will receive the core incentive factor.

     o Funding sources for an employee's award will be determined based on the number of full months spent in each function or division.

Each employee's actual award will also depend on individual performance in serving all relevant divisions and will include input from each respective manager.

ELIGIBILITY

Certain designated full- and part-time employees who are scheduled to work at least half the standard workweek are eligible. New hires and other part-year situations will be prorated for whole months. Further details regarding eligibility are available in the "What Happens If" section of this document.

TARGET AWARD OPPORTUNITY

For more information on your target award please speak with your manager or HR Representative. Actual awards will vary based on both achievement of targets and individual performance.

PAYMENT OF AWARDS

Payment of awards will be paid out in the first quarter of 2005.

ADMINISTRATION

The program is administered by the Executive Compensation and Development Committee.


WHAT HAPPENS IF . . .

     o YOU ARE PROMOTED TO, OR HIRED INTO, A PARTICIPATING POSITION BEFORE DECEMBER 15 OF THE PERFORMANCE YEAR: You may be considered for a prorated award that reflects your actual participation rounded to the nearest whole month.

     o    YOU CHANGE GRADE LEVELS (AND INCENTIVE TARGETS) DURING THE YEAR:
          You may be considered for a prorated award that reflects your actual participation in both positions to the nearest whole month.

     o YOU RETIRE (AS DEFINED BY THE COMMITTEE), ARE DEEMED TOTALLY AND PERMANENTLY DISABLED BY THE COMMITTEE, ARE ON LEAVE OF ABSENCE OR ARE INVOLUNTARILY TERMINATED OTHER THAN FOR CAUSE; If you were in a participating position during any part of the performance year, you may be considered for an award that reflects your actual service rounded to the nearest whole month. You will receive payment of your annual award for the year, if any, at the time awards are normally paid.

     o YOU DIE: If you were in a participating position during any part of the performance year, any award that may be granted by the Committee will be made to your legal representative at the normal time and will reflect your actual service to the nearest whole month.

     o YOU VOLUNTARILY RESIGN: You will not be eligible to receive an award unless you are an active employee at the time of payment.

     o YOU ARE TERMINATED FOR CAUSE: You will receive no incentive award for the year.

     o YOU TRANSFER FROM ANOTHER SOLUTIA UNIT NOT PARTICIPATING IN THIS PLAN TO A PARTICIPATING POSITION OR VICE VERSA: You may be considered for an award based on the time you spent in the participating position.

     o    YOU TRANSFER FROM A PARTICIPATING POSITION TO ANOTHER
          PARTICIPATING POSITION: You may be considered for an award which represents your participation in each participating position.

ADDITIONAL INFORMATION ABOUT THE ANNUAL INCENTIVE PROGRAM

PENSION AND SIP IMPLICATIONS

The entire amount of any annual award made for a year will become part of the earnings used to calculate your pension and Savings and Investment Plan
(SIP) contributions, subject to IRS and SIP limits. For participants outside the United States, the process established in your country, pension plan or retirement program will apply.


TAXES

For U.S. participants, any award you receive under the Program is taxable as ordinary income in the year of payment and is subject to all applicable withholding taxes in the year paid. For participants outside the United States, country tax regulations will apply.

LEGAL INFORMATION

In all events, whether any cash award is made to a participant will depend on management's recommendation and the decision of the Committee (or its delegate, as appropriate). All awards are subject to the sole discretion of the Committee or its delegate, and nothing in this document or any other document describing or referring to the Program shall confer any right whatsoever on any person to be considered for any incentive commitments or awards.

This document does not purport to be complete and is subject to and governed by actions, rules and regulations of the Committee (or its delegate, as appropriate) and may be changed or discontinued at any time without notice or liability. Incentive commitments and awards shall be subject to and governed by the specific terms and conditions of the Program and the applicable award.

Nothing in this document or any other document describing or referring to the Program shall confer on any employee or participant the right to continue in the employ of the Company or affect the right of the Company to terminate the employment of any such person with or without cause.

Nothing contained herein shall require the Company to segregate any monies from its general fund or to create any trusts, or to make any special deposits for amounts payable to any participant.

No bonus commitment or unpaid bonus award shall be pledged or transferred except as specifically provided for herein (such as in the case of death). If any participant attempts to pledge, assign, transfer or otherwise alienate any award, any obligation of the Company shall terminate.

The Company will withhold any federal, state or local, domestic or foreign taxes as required by law or regulation or as the Company deems appropriate from any payment that it makes to participants hereunder.

The Program is subject to the laws of the Sate of Delaware.

The Program may be amended or terminated by the Company at any time.